    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER  , 1996

                                                       REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                                ---------------

  BANKERS TRUST NEW YORK CORPORATION           BT PREFERRED CAPITAL TRUST I
     (EXACT NAME OF REGISTRANT AS              BT PREFERRED CAPITAL TRUST II
      SPECIFIED IN ITS CHARTER)                BT PREFERRED CAPITAL TRUST III
                                               BT PREFERRED CAPITAL TRUST IV
                                              (EXACT NAME OF REGISTRANT AS
                                               SPECIFIED IN ITS CHARTER)

               NEW YORK                                 DELAWARE
   (STATE OR OTHER JURISDICTION OF          (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)           INCORPORATION OR ORGANIZATION)
              13-6180473                         EACH TO BE APPLIED FOR
   (I.R.S. EMPLOYER IDENTIFICATION          (I.R.S. EMPLOYER IDENTIFICATION
              NUMBER)                                   NUMBER)
                                               C/O BANKERS TRUST NEW YORK
          130 LIBERTY STREET                          CORPORATION
       NEW YORK, NEW YORK 10006                    130 LIBERTY STREET
            (212) 250-2500                      NEW YORK, NEW YORK 10006
  (ADDRESS, INCLUDING ZIP CODE, AND                  (212) 250-2500
   TELEPHONE NUMBER, INCLUDING AREA        (ADDRESS, INCLUDING ZIP CODE, AND
   CODE, OF REGISTRANT'S PRINCIPAL          TELEPHONE NUMBER, INCLUDING AREA
          EXECUTIVE OFFICES)                CODE, OF REGISTRANT'S PRINCIPAL
                                                   EXECUTIVE OFFICES)

                          GORDON S. CALDER, JR., ESQ.
                            MELVIN A. YELLIN, ESQ.
                      BANKERS TRUST NEW YORK CORPORATION
                              130 LIBERTY STREET
                           NEW YORK, NEW YORK 10006
                                (212) 250-2500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE OF EACH REGISTRANT)

                                WITH COPIES TO:

     MICHAEL M. WISEMAN, ESQ.                     KEVIN KEOGH, ESQ.
       SULLIVAN & CROMWELL                          WHITE & CASE
         125 BROAD STREET                    1155 AVENUE OF THE AMERICAS
     NEW YORK, NEW YORK 10004                 NEW YORK, NEW YORK 10036
          (212) 558-4000                           (212) 819-8200

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                                ---------------

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                                  (Continued on following page)

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

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(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED        PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT         MAXIMUM          MAXIMUM
    SECURITIES TO BE         TO BE       OFFERING PRICE     AGGREGATE        AMOUNT OF
       REGISTERED          REGISTERED     PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
------------------------------------------------------------------------------------------
Junior Subordinated
 Deferrable Interest
 Debentures of Bankers
 Trust New York
 Corporation(2).........                                                        N/A
------------------------------------------------------------------------------------------
Preferred Securities of
 BT Preferred Capital
 Trust I, Preferred
 Capital Trust II,
 Preferred Capital Trust
 III, Preferred Capital
 Trust IV...............                                                        N/A
------------------------------------------------------------------------------------------
Bankers Trust New York
 Corporation Guarantee
 with respect to
 Preferred
 Securities(3)(4).......                                                        N/A
------------------------------------------------------------------------------------------
Total................. . $500,000,000(5)      100%       $500,000,000(5)      $151,516

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(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by BT Preferred Capital Trust I, BT Preferred Capital Trust II, BT Preferred Capital Trust III and BT Preferred Capital Trust IV with the proceeds of the sale of the Preferred Securities.
(3) No separate consideration will be received for the Bankers Trust New York Corporation Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of Bankers Trust New York Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of Bankers Trust New York Corporation under the Indenture, the rights of holders of Preferred Securities of BT Preferred Capital Trust I, BT Preferred Capital Trust II, BT Preferred Capital Trust III and BT Preferred Capital Trust IV under each Trust Agreement, the rights of holders of the Preferred Securities under the Guarantees, and certain backup undertakings as described herein.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued and an original issue discount. Such amount also represents the initial public offering price of the Preferred Securities of BT Preferred Capital Trust I, BT Preferred Capital Trust II, BT Preferred Capital Trust III and BT Preferred Capital Trust IV.


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

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 1996
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED          , 1996)

                       ,000,000 TRUST PREFERRED SECURITIES

                          BT PREFERRED CAPITAL TRUST I

                          % TRUST PREFERRED SECURITIES
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                       BANKERS TRUST NEW YORK CORPORATION
    [LOGO]

                                   --------

  The % Trust Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of BT Preferred Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Bankers Trust New York Corporation, a New York corporation (the "Corporation"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an equivalent amount of the Corporation's % Junior Subordinated
Deferrable Interest Debentures due       , 2036, which date may be shortened to
a date not earlier than   , 2001 if certain conditions are met (including the
receipt of Federal Reserve approval, if then required) (the "Junior Subordinated Debt Securities").

                                                        (continued on next page)

  SEE "RISK FACTORS RELATING TO THE PREFERRED SECURITIES" BEGINNING ON PAGE S-9 FOR A DISCUSSION OF FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

  Application will be made to list the Preferred Securities on the New York Stock Exchange under the symbol " ". Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                                   --------

 THESE SECURITIES WILL NOT BE DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND WILL
    NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------
------------------------------------------------------------------------
                         INITIAL PUBLIC    UNDERWRITING  PROCEEDS TO THE
                        OFFERING PRICE(1) COMMISSIONS(2)   TRUST(3)(4)
------------------------------------------------------------------------
Per Preferred Security       $25.00            (3)           $25.00
------------------------------------------------------------------------
Total                      $ ,000,000          (3)        $   ,000,000
------------------------------------------------------------------------
------------------------------------------------------------------------

(1) Plus accrued distributions, if any, from       , 1996.
(2) For information regarding indemnification of the Underwriters, see "Underwriting."
(3) Because the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debt Securities, the Corporation has agreed to pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds,
    $.   per Preferred Security ($     in the aggregate); provided that such
    compensation for sales of 10,000 or more Preferred Securities to a single
    purchaser will be $.   per Preferred Security. Therefore, to the extent of
    such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."
(4) Expenses of the offering, which are payable by the Corporation, are
    estimated to be $    .

                                   --------

  The Preferred Securities offered hereby are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the
facilities of The Depository Trust Company, on or about       , 1996.

                                   --------


     , 1996

(continued from previous page)

  Upon the event of a default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

  Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of % of the liquidation amount of $25 per
Preferred Security, accruing from, and including,      , 1996 and payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996 ("distributions"). The payment of distributions out of monies held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities out of monies held by the Trust, as set forth below, are guaranteed by the Corporation (the "Guarantee") on a subordinated basis to the extent described under "Description of Guarantee." The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that the Corporation has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by the Trust as its sole asset. The Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture (as defined herein) pursuant to which the Junior Subordinated Debt Securities are issued and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The obligations of the Corporation under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Corporation, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any subsidiary of the Corporation and (iii) senior to the Corporation's common stock. The obligations of the Corporation under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Corporation.

  The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Junior Subordinated Debt Securities by the Corporation, no amounts will be paid on the Preferred Securities because the Trust will not have sufficient funds to make distributions on the Preferred Securities. In such event, the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

  The Corporation has the right to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period on the Junior Subordinated Debt Securities at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debt Securities. During any Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of % per annum compounded quarterly. Additionally, during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities--Option to Extend Interest Payment Period," "Risk Factors Relating to the Preferred Securities--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

  Subject to the Corporation having received prior approval of the Federal Reserve to do so if then required, the Junior Subordinated Debt Securities are redeemable by the Corporation, in whole or in part, from time to time, on or
after      , 2001, or at any time, in whole or in part, in certain
circumstances upon the

(continued from previous page)

occurrence of a Tax Event or Capital Treatment Event (each as defined herein). If the Corporation redeems Junior Subordinated Debt Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of Preferred Securities--Mandatory Redemption of Trust Securities."

  The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities mature
on      , 2036; provided, however, that the Corporation may shorten the
maturity to a date not earlier than     , 2001 if the Corporation has received
prior approval of the Federal Reserve to do so if then required. In addition, upon the occurrence of a Special Event arising from a change in law or a change in legal interpretation regarding tax or investment company matters, unless the Junior Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Trust will be dissolved, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution, subject to the Corporation having received prior approval of the Federal Reserve if then required. See "Description of Preferred Securities-- Special Event Redemption or Distribution." In certain circumstances, the Corporation will have the right to redeem the Junior Subordinated Debt
Securities prior to      , 2001, which would result in the redemption by the
Trust of Trust Securities in the same amount on a pro rata basis. If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Corporation will use its best efforts to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of Preferred Securities--Special Event Redemption or Distribution" and "Description of Junior Subordinated Debt Securities."

  In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution."

                               ----------------

  FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                    SUMMARY

  The following information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

                       BANKERS TRUST NEW YORK CORPORATION

  Bankers Trust New York Corporation (the "Corporation") is a bank holding company, incorporated under the laws of the State of New York in 1965. At September 30, 1996, the Corporation had consolidated total assets of $120.8 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

                                   THE TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to
(i) a declaration of trust, dated as of October 29, 1996, executed by the Corporation, as sponsor (the "Sponsor"), and the trustees of the Trust (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 29, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." The Corporation will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

  The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. Pursuant to the Declaration, the number of trustees of the Trust will be three: Wilmington Trust Company, a Delaware trust company with its principal place of business in the State of Delaware that is unaffiliated with the Corporation, as the institutional trustee (the "Institutional Trustee"), and as the Delaware trustee (the "Delaware Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Institutional Trustee and the Delaware Trustee, the "Trustees") who will be persons who are employees or officers of, or who are affiliated with the Corporation. Initially, the Regular Trustees will be John P. Hardt and Manuel J. Schnaidman, each of whom is an officer of the Corporation. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. Wilmington Trust Company will also act as indenture trustee (the "Guarantee Trustee") under the Guarantee. See "Description of Guarantee" and "Description of Junior Subordinated Debt Securities."

  The Institutional Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the indenture pursuant to which the Junior Subordinated Debt Securities are issued. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Corporation, as the direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. The Corporation will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of Junior Subordinated Debt Securities--Miscellaneous."

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act and the Trust Indenture Act. See "Description of Preferred Securities."

                         PREFERRED SECURITIES OFFERING

General.................  The Preferred Securities represent undivided beneficial interests in the Trust's assets, which will consist solely of the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities, in which the proceeds of the Preferred Securities offered hereby will be invested, mature on
                            , 2036, unless the Junior Subordinated Debt
                          Securities are redeemed by the Corporation prior to such maturity or the maturity date is shortened to a
                          date not earlier than          , 2001 as described
                          under "Description of Preferred Securities--Mandatory Redemption of Trust Securities" and "--Special Event Redemption or Distribution."

Distributions...........  The distributions payable on each Preferred Security
                          will be fixed at a rate per annum of      % of the
                          stated liquidation amount of $25 per Preferred Security, will be cumulative, will accrue from
                            , 1996, the date of issuance of the Preferred
                          Securities, and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996. See "Description of Preferred Securities--Distributions."

Option to Extend
Interest Payment          The Corporation has the right, at any time, to defer
Period..................  payments of interest on the Junior Subordinated Debt
                          Securities for a period not exceeding 20 consecutive quarters; provided that no Extension Period may extend beyond the maturity date of the Junior
                          Subordinated Debt Securities. As a consequence of the Corporation's extension of the interest payment period, quarterly distributions on the Preferred
                          Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debt
                          Securities) during any such extended interest payment period. If the Corporation exercises its right to extend an interest payment period, then (a) the Corporation may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto, and (b) the Corporation may not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply (i) to any stock dividends paid by the Corporation where the dividend stock is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock or (ii) in certain other limited events.
                          Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may commence a new
                          Extension Period, subject to the foregoing requirements. See "Description of Junior Subordinated
                          Debt Securities--Interest Income and Option to Extend
                          Interest Payment Period."

                          Should an Extension Period occur, Preferred Security holders will continue to recognize interest income for United States federal income tax purposes. As a result, such holders will be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holders will not receive the cash from the Trust related to such income if such holders dispose of Preferred Securities prior to the record date for payment of distributions. See "United States Federal Income Taxation--Interest Income and Original Issue Discount."

Mandatory Redemption....  Upon the repayment of the Junior Subordinated Debt
                          Securities, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Institutional Trustee to redeem a like amount of Trust Securities, upon the terms and conditions described herein. See "Description of Preferred Securities--Mandatory Redemption of Trust Securities."

Optional Redemption.....  The Corporation has the right to redeem the Junior
                          Subordinated Debt Securities (a) on or after
                            , 2001, in whole at any time or in part from time
                          to time, subject to the conditions described in

                          "Description of Junior Subordinated Debt Securities-- Optional Redemption" or (b) at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event or Capital Treatment Event (each as defined herein) as described under "Description of Preferred Securities--Special Event Redemption or Distribution," in each case at a redemption price equal to 100% of the principal amount of Junior Subordinated Debt Securities being redeemed, together with any accrued but unpaid interest, to but not including the redemption date. See "Description of Junior Subordinated Debt Securities--Optional Redemption." If the Corporation redeems any Junior Subordinated Debt Securities, the proceeds from such redemption will be applied by the Institutional Trustee to redeem a like amount of Trust Securities. Any redemption by the Corporation of the Junior Subordinated Debt Securities shall be subject to the Corporation having received prior approval of the Federal Reserve to do so if then required.

Special Event             Subject to certain conditions (including prior
Distribution............  approval of the Federal Reserve if then required) and except in limited circumstances, if at any time a Special Event (as defined herein) shall occur and be continuing, the Trust will be dissolved with the result that Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest thereon equal to accrued and unpaid distributions on, the Trust Securities outstanding at such time, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Special Event. See "Description of Preferred
                          Securities--Special Event Redemption or
                          Distribution."

Voting Rights...........  Generally, the holders of the Preferred Securities will not have any voting rights. See "Description of Preferred Securities--Voting Rights."

                          Subject to certain conditions, including that the Institutional Trustee obtain the opinion of counsel described under "Description of Preferred Securities--Voting Rights" prior to taking certain actions, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) exercise the remedies available under the Indenture (as defined herein) with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities where such consent is required; provided, however, that where a consent or action under the Indenture would require the consent or act of a Super Majority (as defined herein) of holders of the Junior Subordinated Debt Securities affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. See "Description of Preferred Securities--Voting Rights."

Use of Proceeds.........
                          The proceeds from the sale of the Preferred
                          Securities offered hereby will be used by the Trust to purchase the Junior Subordinated Debt Securities issued by the Corporation. The Corporation expects to use such proceeds for general corporate purposes. See "Use of Proceeds."

Listing.................  The Corporation intends to apply for listing of the
                          Preferred Securities on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities.

                                  RISK FACTORS

  Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, the matters set forth under the caption "Risk Factors" in this Prospectus Supplement before purchasing the Preferred Securities offered hereby.

                                 RISK FACTORS

  Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, the following risk factors before purchasing the Preferred Securities offered hereby.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

  The obligations of the Corporation under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Corporation. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Corporation is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness of the Corporation has been accelerated because of a default. The Corporation's obligations under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Corporation, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any subsidiary of the Corporation and (iii) senior to the Corporation's Common Stock. There are no terms in the Preferred Securities, the Junior Subordinated Debt Securities or the Guarantee that limit the Corporation's ability to incur additional indebtedness (including guarantees), including indebtedness that ranks senior to the Junior Subordinated Debt Securities and the Guarantee. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debt Securities--Subordination."

RIGHTS UNDER THE GUARANTEE

  The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

  The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Corporation to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Trust or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable on the Junior Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Junior Subordinated Debt Securities against the Corporation pursuant to the terms of the Junior Subordinated Debt Securities or (2) by such holder of Preferred Securities of its right against the Corporation to enforce payments on the Junior Subordinated Debt Securities. See

"Description of Guarantees" and "Description of Junior Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Corporation. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or
(ii) instituting a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Corporation to such holder of Preferred Securities in such Direct Action. Consequently, the Corporation will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Corporation has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by the Trust during any such extended interest payment period. If the Corporation exercises this right to defer interest payments, then (a) the Corporation may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto), and (b) the Corporation shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Corporation that rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Corporation where the dividend stock is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock. Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; and provided further that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may commence a new Extension Period, subject to the above requirements. See "Description of Preferred Securities--Distributions" and "Description of Junior Subordinated Debt Securities--Option to Extend Interest Payment Period."

  The junior subordinated debt securities issued from time to time in connection with the issuance of trust preferred securities by Trusts described in the accompanying Prospectus will contain the same restrictive covenants described in the preceding paragraph. The effect of such restrictive covenants will be to limit the rights of holders of Preferred Securities to receive payments with respect thereto if there has been a deferral of interest under any such junior subordinated debt securities.

  Should the Corporation exercise its right to defer any payment of interest on the Junior Subordinated Debt Securities by extending the interest payment period, under recently issued Treasury regulations, each holder of Preferred Securities will accrue income in the form of OID in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, during any Extension Period, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. However, should the Corporation exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debt Securities) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence of a Special Event (as defined herein), subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required the Trust will be dissolved, except in the limited circumstance described below, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances in connection with a Tax Event or Capital Treatment Event, subject to certain conditions, the Corporation has the right to redeem the Junior Subordinated Debt Securities, in whole or in part, in lieu of a distribution of the Junior Subordinated Debt Securities to holders of Trust Securities by the Trust, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debt Securities are redeemed by the Corporation. See "Description of Preferred Securities--Special Event Redemption or Distribution."

  Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

  There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the

Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debt Securities upon the occurrence of a Special Event and because the Preferred Securities constitute the sole assets of the Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of Preferred Securities--Special Event Redemption or Distribution" and "Description of Junior Subordinated Debt Securities-- General."

SHORTENING OF MATURITY DATE

  The Corporation shall have the right, subject to prior approval of the Federal Reserve if then required, to shorten the maturity date of the Junior
Subordinated Debt Securities to a date not earlier than    , 2001.

PROPOSED TAX LEGISLATION

  On March 19, 1996, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may, among other things, result in a dissolution of the Trust in which holders of the Preferred Securities may receive cash, which would be a taxable event to such holders. See "--Special Event Redemption or Distribution" and "Description of Preferred Securities--Special Event Redemption or Distribution."

LIMITED VOTING RIGHTS

  Except in limited circumstances, holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are, except in such circumstances, vested exclusively in the holder of the Common Securities, which is expected to be the Corporation or one of its subsidiaries. See "Description of Preferred Securities--Voting Rights."

TRADING PRICE

  Should the Corporation exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder of Preferred Securities who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than such holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

                      BANKERS TRUST NEW YORK CORPORATION

GENERAL

  Bankers Trust New York Corporation (the "Corporation") is a bank holding company, incorporated under the laws of the State of New York in 1965. At September 30, 1996, the Corporation had consolidated total assets of $120.8 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                                  NINE MONTHS
                                                                     ENDED
                                        YEAR ENDED DECEMBER 31,  SEPTEMBER 30,
                                        ------------------------ -------------
                                        1991 1992 1993 1994 1995  1995   1996
                                        ---- ---- ---- ---- ---- ------ ------
     Excluding Interest on Deposits.... 1.40 1.44 1.71 1.28 1.05   1.02   1.21
     Including Interest on Deposits.... 1.22 1.28 1.48 1.21 1.03   1.02   1.16

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                                  NINE MONTHS
                                                                     ENDED
                                        YEAR ENDED DECEMBER 31,  SEPTEMBER 30,
                                        ------------------------ -------------
                                        1991 1992 1993 1994 1995  1995   1996
                                        ---- ---- ---- ---- ---- ------ ------
     Excluding Interest on Deposits.... 1.37 1.41 1.69 1.27 1.03   1.00   1.19
     Including Interest on Deposits.... 1.21 1.26 1.47 1.20 1.02   1.00   1.14

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest. Fixed charges are then combined with preferred stock dividend requirements, adjusted to a pretax basis, on the outstanding preferred stock.

CONSOLIDATED RESULTS OF OPERATIONS

  The Corporation earned $176 million, or $1.99 primary earnings per share, in the third quarter of 1996. The third quarter earnings improved from both the second quarter 1996 results of $151 million, or $1.67 primary earnings per share, and from the third quarter 1995 results of $155 million, or $1.72 primary earnings per share.

  Details with respect to the foregoing are set forth in the Corporation's Current Report on Form 8-K dated October 17, 1996, which is incorporated herein by reference.

          SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

  The following selected consolidated financial data at and for each of the three years ended December 31, 1995, have been derived from and are qualified in their entirety by the detailed financial information and consolidated financial statements of the Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995 ("Form 10-K") which is incorporated herein by reference.

  The consolidated financial data at and for the nine months ended September 30, 1995 and 1996 are unaudited but, in the opinion of management, all material adjustments necessary for a fair presentation of the Corporation's results of operations for such periods have been made. All such adjustments were of a normal recurring nature. The results for the nine months ended September 30, 1996, are not necessarily indicative of the results for the full year or any other interim period.

                                     AT OR FOR THE            AT OR FOR THE
                                       YEAR ENDED           NINE MONTHS ENDED
                                      DECEMBER 31,            SEPTEMBER 30,
                                --------------------------  ------------------
                                 1993     1994      1995      1995      1996
                                -------  -------  --------  --------  --------
                                  ($ IN MILLIONS, EXCEPT PER SHARE DATA)
Condensed Consolidated State-
 ment of Income:
 Interest revenue.............. $ 4,436  $ 5,030  $  5,886  $  4,429  $  4,718
 Interest expense..............   3,122    3,858     5,069     3,821     4,014
                                -------  -------  --------  --------  --------
 Net interest revenue..........   1,314    1,172       817       608       704
 Provision for credit losses...      93       25        31        21         5
                                -------  -------  --------  --------  --------
 Net interest revenue after
  provision for credit loss-
  es...........................   1,221    1,147       786       587       699
 Noninterest revenue...........   3,364    2,473     2,423     1,684     2,359
 Noninterest expenses..........   3,035    2,751     2,898     2,140     2,395
                                -------  -------  --------  --------  --------
 Income before income taxes
  and cumulative effects of
  accounting changes...........   1,550      869       311       131       663
 Income taxes..................     480      254        96        42       198
                                -------  -------  --------  --------  --------
 Income before cumulative ef-
  fects of accounting
  changes......................   1,070      615       215        89       465
 Cumulative effects of ac-
  counting changes(1)..........     (75)     --        --        --        --
                                -------  -------  --------  --------  --------
 Net income.................... $   995  $   615  $    215  $     89  $    465
                                =======  =======  ========  ========  ========
 Net income applicable to com-
  mon stock.................... $   972  $   587  $    164  $     53  $    428
                                =======  =======  ========  ========  ========
Per Common Share Data:
 Primary earnings per share
  Income before cumulative ef-
   fects of accounting
   changes..................... $ 12.40  $  7.17  $   2.03  $    .66  $   5.19
  Net income...................   11.51     7.17      2.03       .66      5.19
 Fully diluted earnings per
  share
  Income before cumulative ef-
   fects of accounting
   changes.....................   12.29     7.17      2.02       .65      5.16
  Net income...................   11.41     7.17      2.02       .65      5.16
 Cash dividends declared.......    3.24     3.70      4.00      3.00      3.00
  --as a percentage of net in-
   come(2).....................      26%      52%      198%      462%       58%
 Book value(3)................. $ 51.90  $ 53.67  $  50.58  $  51.72  $  53.11
Profitability Ratios:
 Return on average common
  stockholders' equity(2)......   26.33%   13.48%     3.98%     1.72%    13.33%
 Return on average total as-
  sets(2)......................    1.25      .59       .20       .11       .53
Consolidated Balances, End of
 Period:
 Trading assets................ $48,276  $47,514  $ 47,893  $ 50,364  $ 47,757
 Loans.........................  15,200   12,501    12,633    12,786    15,264
 Total assets..................  92,082   97,016   104,002   103,949   120,847
 Deposits......................  22,776   24,939    25,708    24,157    28,672
 Securities sold under repur-
  chase agreements.............  23,834   15,617    15,247    17,899    23,989
 Other short-term borrowings...  18,992   18,222    15,761    16,573    18,799
 Long-term debt................   5,597    6,455     9,294     8,354    10,507
 Common stockholders' equity...   4,284    4,309     4,119     4,196     4,508
 Total stockholders' equity....   4,534    4,704     4,984     5,061     5,324
Consolidated Capital Ratios,
 End of Period:
 Common stockholders' equity
  to total assets..............     4.7%     4.4%      4.0%      4.0%      3.7%
 Total stockholders' equity to
  total assets.................     4.9      4.8       4.8       4.9       4.4
 Risk-based capital ratios(4)
   Tier 1 Capital..............     8.5      9.1       8.5       8.1       8.1
   Total Capital...............    14.5     14.8      13.9      13.0      12.8
 Leverage Ratio................     6.3      5.3       5.1       5.5       5.3
EMPLOYEES......................  13,571   14,529    14,069    13,808    14,863

-------
(1) The Corporation adopted the accounting standards for postretirement benefits other than pensions (SFAS 106) and postemployment benefits (SFAS
    112) effective January 1, 1993.
(2) These figures exclude the cumulative effects of accounting changes recorded in 1993.
(3) This calculation includes the effect of the vested portion of common shares issuable under deferred stock awards.
(4) At December 31, 1995, December 31, 1994 and December 31, 1993, all three regulatory capital ratios excluded any benefit from the adoption of SFAS
    115. Regulatory capital ratios at September 30, 1996 are preliminary.

                                USE OF PROCEEDS

  The proceeds from the sale of the Preferred Securities offered hereby will be invested by the Trust in Junior Subordinated Debt Securities of the Corporation. The Corporation will use the net proceeds from the sale of the Junior Subordinated Debt Securities to the Trust for general corporate purposes, which may include capital contributions to subsidiaries of the Corporation, the repurchase and/or redemption of shares of preferred stock of the Corporation, and/or the reduction or refinancing of borrowings of the Corporation or its subsidiaries. See "Capitalization."

                             ACCOUNTING TREATMENT

  The financial statements of the Trust will be reflected in the Corporation's consolidated financial statements with the Preferred Securities shown as "Corporation-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely Junior Subordinated Debt Securities."

                                 CAPITALIZATION

  The following table sets forth the capitalization of the Corporation at September 30, 1996, and as adjusted to give effect to (i) the issuance of the Preferred Securities, and (ii) the application of the net proceeds from the issuance of such Preferred Securities, as if such transactions had occurred on September 30, 1996.

                                                         AT SEPTEMBER 30, 1996
                                                        -----------------------
                                                        OUTSTANDING AS ADJUSTED
                                                        ----------- -----------
                                                         (DOLLARS IN MILLIONS)
Debt:
  Short-term borrowings................................   $42,788     $42,788
  Long-term debt.......................................    10,507      10,507
                                                          -------     -------
    Total debt.........................................   $53,295     $53,295
Corporation-Obligated Mandatorily Redeemable Preferred
 Securities of Subsidiary Trust holding solely Junior
 Subordinated Debt Securities (1)......................
Preferred stock of subsidiary..........................       250         250
Stockholders' equity:
  Preferred stock......................................       816         816
  Common stock ($1 par value; authorized shares:
   300,000,000; issued shares: 83,678,973; outstanding:
   81,485,880).........................................        84          84
  Capital surplus......................................     1,319       1,319
  Retained earnings....................................     3,450       3,450
  Common stock in treasury, at cost (2,193,093
   shares).............................................      (173)       (173)
  Other stockholders' equity...........................      (172)       (172)
                                                          -------     -------
    Total stockholders' equity.........................     5,324       5,324
                                                          -------     -------
    Total capitalization...............................   $58,869     $
                                                          =======     =======

--------
(1) The sole asset of the Trust will be $    aggregate principal amount of   %
    Junior Subordinated Debt Securities.

                      DESCRIPTION OF PREFERRED SECURITIES

  The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the caption "Description of Preferred Securities." The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part), the Delaware Business Trust Act and the Trust Indenture Act.

GENERAL

  The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Corporation. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust.

  Pursuant to the Declaration, the Institutional Trustee will hold title to the Junior Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture pursuant to which the Junior Subordinated Debt Securities are issued. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account.

  The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust out of money held by the Trust, are guaranteed by the Corporation to the extent described under "Description of Guarantee." The Guarantee will be held by the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities, institute a proceeding directly against the Corporation for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. See "--Declaration Events of Default" and "--Voting Rights."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be fixed at a rate per annum of % of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears beyond the first date such distributions are payable (or would be payable, if not for any Extension Period or default by the Corporation on the Junior Subordinated

Debt Securities) will bear interest at the rate per annum of % compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  Distributions on the Preferred Securities will be cumulative, will accrue
from and including       , 1996, and will be payable quarterly in arrears on
March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996. When, as and if available for payment, distributions will be made by the Institutional Trustee, except as otherwise described below.

  The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities.

  The Corporation has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities-- Option to Extend Interest Payment Period." As a consequence of the Corporation's extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period. If the Corporation exercises its right to extend the interest payment period, then
(a) the Corporation may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), and (b) the Corporation may not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Corporation where the dividend stock is the same stock as that on which the dividend is being paid or that ranks pari passu with or junior to such stock. Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; and provided further that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may commence a new Extension Period, subject to the above requirements. See "Description of Junior Subordinated Debt Securities-- Interest" and "--Option to Extend Interest Payment Period." The Regular Trustees will give the holders of the Preferred Securities notice of any Extension Period upon their receipt of notice thereof from the Corporation. See "Description of Junior Subordinated Debt Securities--Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon will be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

  Distributions on the Preferred Securities will be made on the dates on which they are payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Corporation on the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities." The payment of distributions out of monies held by the Trust is guaranteed by the Corporation to the extent set forth under "Description of Guarantee."

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. If the Preferred Securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, the Regular Trustees will have the right to select the relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant payment dates. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. A "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

  The Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Junior Subordinated Debt Securities or to the extent the Junior Subordinated Debt Securities are redeemed. The Junior Subordinated
Debt Securities will mature on       , 2036, unless the maturity date is
shortened at the sole option of the Corporation to a date not earlier than
      , 2001. The Junior Subordinated Debt Securities may also be redeemed, in
whole or in part, at any time on or after       , 2001, or at any time, in
whole or in part, in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment Event (as described under "--Special Event Redemption or Distribution" below). See "Description of Junior Subordinated Debt Securities--Optional Redemption." Upon the maturity of the Junior Subordinated Debt Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Trust Securities at a price equal to the liquidation amount of $25 plus an amount equal to accrued and unpaid distributions thereon at the date of redemption (the "Redemption Price"). Similarly, upon the redemption of the Junior Subordinated Debt Securities, whether in whole or in part, the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at the Redemption Price; provided that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. If fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed will be selected in accordance with the standard procedures of DTC (as defined herein) as described under "--Book-Entry Only Issuance--The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus

Supplement), in either case after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, (ii) interest payable to the Trust on the Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Corporation for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

  "Capital Treatment Event" means that the Corporation has reasonably determined that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Corporation will not be entitled to treat the minority interests in the Trust as "Tier 1 capital" (or the equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  If, at any time, a Tax Event or an Investment Company Event (each, together with a Capital Treatment Event, a "Special Event") shall occur and be continuing, the Trust will, with the prior approval of the Federal Reserve if required, unless such Special Event can be remedied described below, be dissolved with the result that Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities outstanding at such time would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, such dissolution and distribution shall be conditioned on the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on, among other things, published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debt Securities and, provided further that, if at the time there is available to the Corporation or the Trust the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that will have no adverse effect on the Trust, the Corporation or the holders of the Trust Securities, the Corporation or the Trust will pursue such measure in lieu of dissolution. The Corporation may also elect, in its sole discretion, to shorten the maturity of the Junior Subordinated Debt Securities as described under "Description of Junior Subordinated Debt Securities--General" in lieu of dissolving the Trust, if doing so would eliminate the Tax Event. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Corporation has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Corporation would be precluded from deducting the interest on the Junior Subordinated Debt Securities for United States federal income tax purposes, even after the Junior Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Regular Trustees, or in the event of a Capital Treatment Event, the Corporation shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust

Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Corporation or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Corporation or the holders of the Trust Securities, the Corporation or the Trust will pursue such measure in lieu of redemption.

  If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Corporation will use its best efforts to cause the Junior Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

  After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Corporation or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid or will be concurrently paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

 If the Trust gives a notice of redemption in respect of the Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Corporation has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date fixed for redemption. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by the Corporation pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  If fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed will be selected in accordance with DTC's standard procedures. See "--Book-Entry Only Issuance--The Depository Trust Company."

  Subject to applicable law (including, without limitation, United States federal securities laws), the Corporation or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities outstanding at such time have been distributed on a pro rata basis to the holders of such Preferred Securities.

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

  Pursuant to the Declaration, the Trust will terminate (i) on               ,
2051, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Corporation or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Corporation, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the holder of the Common Securities or the Corporation and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Corporation or the Trust, or (vi) upon the redemption of all the Trust Securities.

  Under the terms of the Indenture, the Corporation has covenanted that, for so long as the Preferred Securities remain outstanding, it will not voluntarily dissolve, wind-up or terminate the Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities. See "--Voting Rights."

  If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities after a Declaration Event of Default, any holder of Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Corporation to such holder of Preferred Securities in such Direct Action. Consequently, the Corporation will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

  Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Corporation and the Trust are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

  Except as described in this Prospectus Supplement and in the accompanying Prospectus under "Description of Guarantees--Modification of Guarantees; Assignment," and except as provided under the Delaware Business Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

  Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any record holder of Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Junior Subordinated Debentures, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

  If the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee will request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and will vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities that the relevant Super Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust.

  A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of the holders of the Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Corporation or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Corporation, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

  Holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by the Corporation as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either
(x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an "investment company" under the 1940 Act, and (viii) the Corporation guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Preferred Securities are outstanding and are not held entirely by the Corporation, the Trust may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "--Special Event Redemption Distribution."

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

  To facilitate subsequent transfers, all the Preferred Securities will be registered in the name of DTC's nominee, Cede & Co. The registration of the Preferred Securities in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Corporation, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Corporation) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Corporation and the Trust believe to be reliable, but neither the Corporation nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

  The Institutional Trustee, prior to the occurrence of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Preferred Securities will not be required to offer such indemnity if such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default.

PAYING AGENT

  If the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

  The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Corporation may require) in respect of any tax or other government charges that may be imposed in relation to it.

  The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

  The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Corporation is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of the Corporation, that each of the Corporation and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

  Holders of the Preferred Securities have no preemptive rights.

              DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

  Set forth below is a description of the specific terms of the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of Junior Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description of the Junior Subordinated Debt Securities in the accompanying Prospectus, the Indenture,
dated as of      , 1996 (the "Indenture"), between the Corporation and the
Indenture Trustee, as Trustee, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

  Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of Preferred Securities--Special Event Redemption or Distribution."

  If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Corporation will use its best efforts to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

  The Junior Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Junior Subordinated Debt Securities will be limited in aggregate principal amount to approximately $ , such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Corporation to the Trust in exchange for the Common Securities (the "Trust Payment").

  The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined
herein) and Additional Interest (as defined herein), if any, on      , 2036;
provided, however, that the Corporation shall have the right to shorten the final maturity date of the Junior Subordinated Debt Securities to a date not
earlier than     , 2001. The Corporation's exercise of such right shall be
subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

  If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debt Securities will initially be issued in the form of one or more Global Securities (as defined under "--Book-Entry and Settlement" below). As described herein, under certain limited circumstances, Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto.

  The Corporation does not intend to issue and sell the Junior Subordinated Debt Securities to any purchasers other than the Trust.

SUBORDINATION

  The Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Corporation. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if
(i) any Senior Indebtedness of the Corporation has not been paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) the maturity of any Senior Indebtedness of the Corporation has been accelerated because of a default. Upon any distribution of assets of the Corporation to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Corporation must be paid in full before the holders of Junior Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Corporation then outstanding, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Corporation to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debt Securities are paid in full.

  The term "Senior Indebtedness" means, with respect to the Corporation, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Corporation for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Corporation, (ii) all capital lease obligations of the Corporation, (iii) all obligations of the Corporation issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Corporation and all obligations of the Corporation under any conditional sale or title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations, contingent or otherwise, of the Corporation in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions, (v) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which the Corporation is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debt Securities and
(2) any indebtedness between or among the Corporation or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other Trust of the type described in the accompanying Prospectus or a trustee of such Trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Corporation.

OPTIONAL REDEMPTION

  The Corporation will have the right to redeem the Junior Subordinated Debt
Securities, in whole or in part, from time to time, on or after       , 2001,
or at any time in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment Event as described under "Description of the Preferred Securities--Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Corporation may only redeem the Junior Subordinated Debt Securities in whole. The Corporation's exercise of its right to redeem the Junior Subordinated Debt Securities prior to maturity is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required.

PROPOSED TAX LEGISLATION

  On March 19, 1996, President Clinton proposed the Proposed Legislation that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debt Securities. There can be no assurances, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

INTEREST

  Each Junior Subordinated Debt Security will bear interest at the rate of % per annum, from and including the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing December 31, 1996 to the person in whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If the Junior Subordinated Debt Securities do not continue to remain in book-entry only form, the Corporation will have the right to select record dates, which will be more than 14 days but less than 60 days prior to the Interest Payment Date.

  The amount of interest payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Corporation will have the right at any time, and from time to time, during the term of the Junior Subordinated Debt Securities, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. At the end of any Extension Period, the Corporation will pay all interest then accrued and unpaid together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"). During any such Extension Period, (a) the Corporation may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), and (b) the Corporation may not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Corporation where the dividend stock is the same stock as that on which the dividend is being paid or ranks pari passu with or prior to such stock. Prior to the termination of any Extension Period, the Corporation may further defer payments of interest by extending such Extension Period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarterly interest periods (including the quarterly interest period in which notice of such Extension Period (as described below) is given); provided further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Corporation has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. If the Institutional Trustee is the sole holder of the Junior Subordinated Debt Securities, the Corporation will give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities would be payable, if not for such Extension Period, or
(ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange or to holders of the Preferred Securities of the record date or the date such distribution would be payable, if not for such Extension Period, but in any event one Business Day prior to the record date for such payment. The Regular Trustees will give notice of the Corporation's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee is not the sole holder of the Junior Subordinated Debt Securities, the Corporation will give the holders of the Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Corporation is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

INDENTURE EVENTS OF DEFAULT

  If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of Preferred Securities--Declaration Events of Default" and "--Voting Rights."

  Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action, the Corporation will remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by the Trust or the Institutional Trustee, and the Corporation will be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

  If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Corporation may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

  None of the Corporation, the Trust, the Indenture Trustee, any paying agent and any other agent of the Corporation or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

  A Global Security will be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Corporation that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary has been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary have been appointed, (iii) the Corporation, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there has occurred an Indenture Event of Default with respect to such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary may direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

  The Indenture will provide that the Corporation will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

                           DESCRIPTION OF GUARANTEE

  Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Corporation for the benefit of the holders of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus under the caption "Description of Guarantees." The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

  Pursuant to and to the extent set forth in the Guarantee, the Corporation will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, and (ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment or (b) the amount of assets of the Trust remaining for distribution to holders of the Preferred Securities in liquidation of the Trust. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Corporation does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay distributions on the Preferred Securities and will not have funds available for that purpose. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on the Preferred Securities.

CERTAIN COVENANTS OF THE CORPORATION

  In the Guarantee, the Corporation will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) the Corporation may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), and (b) the Corporation may not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Corporation that rank pari passu with or junior to the Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Corporation where the dividend stock is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An Event of Default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Corporation to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Trust or any other person or entity.

  The Corporation will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Corporation of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of the Corporation and will rank (i) subordinate and junior in right of payment to all other liabilities of the Corporation, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any subsidiary of the Corporation and (iii) senior to the Corporation's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

  The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

  The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

  As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities.

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Corporation will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make payments on the Junior Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

  The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Corporation has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the Trust as its sole asset. The Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis of distributions, redemption payments and liquidation payments on the Preferred Securities.

  If the Corporation fails to make interest or principal payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Book Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Corporation to such holder of Preferred Securities in such Direct Action. Consequently, the Corporation will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Trust. The Corporation, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Corporation fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Corporation to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Trust or any other person or entity.

  The Corporation and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Corporation on a subordinated basis of payments due on the Preferred Securities. See "Description of Guarantee--General."

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

  The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the U.S. Dollar or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," or as part of a "conversion transaction" or other integrated investment. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  In the opinion of Sullivan & Cromwell, the Trustee will not be classified as an association taxable as a corporation for United States federal income tax purposes. Each holder of Preferred Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debt Securities. Accordingly, each U.S. holder will be required to include in its gross income its share of the interest income accrued with respect to the Junior Subordinated Debt Securities whether or not actually distributed to the holders of the Preferred Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance and, accordingly, a holder of the Preferred Securities should include in gross income such holder's allocable share of interest on the Junior Subordinated Debt Securities in accordance with such holder's method of tax accounting.

  Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Junior Subordinated Debt Securities would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debt Securities would thereafter be treated as OID as long as the Junior Subordinated Debt Securities remained outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debt Securities would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the Preferred Securities will constitute interest or OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

  Under certain circumstances, as described under "Description of the Preferred Securities--Special Event Redemption or Distribution," Junior Subordinated Debt Securities may be distributed to holders in exchange for the Preferred Securities upon the liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debt Securities equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debt Securities received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder.

  Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debt Securities may be redeemed by the Corporation for cash and the proceeds of such redemption distributed by the Trust to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "United States Federal Income Taxation--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

  A holder that sells Preferred Securities will be considered to have disposed of all or part of its pro rata share of the Junior Subordinated Debt Securities and will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Junior Subordinated Debt Securities, and the Preferred Securities are not considered issued with OID, a holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. If the Junior Subordinated Debt Securities are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a holder's tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Preferred Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debt Securities required to be included in income) and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

  Should the Corporation exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

  On March 19, 1996, President Clinton proposed the Proposed Legislation that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debt Securities. There can be no assurances, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities--Special Event Redemption or Distribution."

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

  Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided, that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

  Recently proposed Internal Revenue Service Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Preferred Securities held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and
(y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

INFORMATION REPORTING TO HOLDERS

  Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS on a timely basis.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                 UNDERWRITING

  Under the terms and subject to the conditions of the Underwriting Agreement
dated       , 1996 (the "Underwriting Agreement"), each Underwriter named below (the "Underwriters") has severally agreed to purchase from the Trust, and the Trust has agreed to sell to such Underwriter, the number of Preferred Securities set forth opposite the name of such Underwriter below.

                                                                     NUMBER OF
                                                                     PREFERRED
       UNDERWRITERS                                                  SECURITIES
       ------------                                                  ----------
                                                                     ---------
       Total........................................................
                                                                     =========

  The Underwriters are obligated to take and pay for the total number of Preferred Securities offered hereby if any such Preferred Securities are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Underwriting Agreement provides that the Trust and the Corporation will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to make certain contributions in respect thereof.

  In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of the Corporation, the Underwriting Agreement provides that the
Corporation will pay as compensation to the Underwriters $.    per Preferred
Security for the accounts of the several Underwriters; provided that such compensation for sales of 10,000 or more Preferred Securities to a single
purchaser will be $.   per Preferred Security.

  The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at a price that represents a concession not in excess of $. , provided that such concession for sales of 10,000 or more Preferred Securities to a single person
will not be in excess of $.   per Preferred Security. The Underwriters may
allow, and such dealers may reallow, a concession not in excess of $.   per
Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  Application will be made to list the Preferred Securities on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the date of this Prospectus Supplement.

  This Prospectus Supplement and the accompanying Prospectus may also be delivered in connection with sales of the Preferred Securities by affiliates of the Corporation that have acquired such Preferred Securities.

  Underwriters and certain of their associates and affiliates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Corporation and its subsidiaries (including Bankers) in the ordinary course of business.

  BT Securities Corporation is a wholly owned subsidiary of the Corporation. The offering of Preferred Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") regarding an NASD member firm's underwriting securities of an affiliate.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the formation of the Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Trust. The validity of the Guarantee and the Junior Subordinated Debt Securities will be passed upon for the Corporation by Sullivan & Cromwell, New York, New York, and for the Underwriters by White & Case, New York, New York. Sullivan & Cromwell and White & Case will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell. White & Case performs services for the Corporation and its subsidiaries from time to time.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                 SUBJECT TO COMPLETION, DATED OCTOBER 29, 1996
PROSPECTUS


                       BANKERS TRUST NEW YORK CORPORATION
  [LOGO]

                                  $500,000,000

                      JUNIOR SUBORDINATED DEBT SECURITIES

                                  -----------
                          BT PREFERRED CAPITAL TRUST I
                         BT PREFERRED CAPITAL TRUST II
                         BT PREFERRED CAPITAL TRUST III
                         BT PREFERRED CAPITAL TRUST IV

                           TRUST PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                       BANKERS TRUST NEW YORK CORPORATION

                                  -----------

  Bankers Trust New York Corporation, a New York corporation (the "Corporation"), may offer, from time to time, its unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Corporation's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of the Corporation as described herein or as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

  BT Preferred Capital Trust I, BT Preferred Capital Trust II, BT Preferred Capital Trust III and BT Preferred Capital Trust IV, each a statutory business trust formed under the laws of the State of Delaware (each, a "Trust"), may offer, from time to time, trust preferred securities, representing undivided beneficial interests in the assets of the respective Trust ("Preferred Securities") with the payment of periodic cash distributions ("distributions") and payments on liquidation, redemption or otherwise of such Preferred Securities guaranteed (each, a "Guarantee") on a subordinated basis by the Corporation to the extent described herein. See "Description of Guarantees." The Company's obligations under the Guarantees will rank pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation. See "Description of Guarantees--Status of Guarantees." Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Corporation to a Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Trust, but the Corporation does not intend to issue and sell the Junior Subordinated Debt Securities directly to other purchasers, including the general public. The Junior Subordinated Debt Securities purchased by a Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration (as defined herein), including its obligations to pay costs, expenses, debts and liabilities of such Trust (other than with respect to the Preferred Securities and the Common Securities), will provide a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on Preferred Securities.

                                                        (Continued on next page)

                                  -----------

 THESE SECURITIES WILL NOT BE DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND WILL
    NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

                   The date of this Prospectus is      , 1996

(continued from previous page)

  Specific terms of the Junior Subordinated Debt Securities of any series and the Preferred Securities of any Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of the Corporation, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering of Junior Subordinated Debt Securities, and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation amount per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of Junior Subordinated Debt Securities. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.

  If, as set forth in the applicable Prospectus Supplement, the Corporation has the right to defer payments of interest on a series of Junior Subordinated Debt Securities by extending the interest payment period of such series of Junior Subordinated Debt Securities (each, an "Extension Period"), distributions on the corresponding series of Preferred Securities will also be deferred.

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering, except that the aggregate initial public offering price of all Offered Securities will not exceed $500,000,000. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

  The Corporation or any of the Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Corporation, any of the Trusts or any underwriters or dealers are involved in the sale of any Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement.

  Following the initial distribution of any Offered Securities, BT Securities Corporation ("BT Securities") and other affiliates of the Corporation may offer and sell such securities in the course of their business as broker-dealers. BT Securities and such other affiliates may act as principal or agent in such transactions. This Prospectus and the accompanying Prospectus Supplement may be used by BT Securities and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY OF THE TRUSTS, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR ANY OF THE TRUSTS SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               ----------------

  FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.

  IN CONNECTION WITH THE OFFERING OF CERTAIN OF THE OFFERED SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Corporation, that file electronically with the Commission. In addition, such materials can be inspected at the office of the New York Stock Exchange and the office of the American Stock Exchange, on which certain securities of the Corporation are listed.

  The Corporation and the Trusts have filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term includes all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Corporation, the Trusts and the Offered Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Corporation's Registration Statement, each such statement being qualified in all respects by such reference.

  No separate financial statements of the Trusts have been included or incorporated by reference herein. The Corporation does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trusts will be owned, directly or indirectly, by the Corporation, a reporting company under the Exchange Act,
(ii) the Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Corporation, and (iii) the obligations of the Trusts under the Preferred Securities are fully and unconditionally guaranteed by the Corporation to the extent that the respective Trust has funds available to meet such obligations. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference in this Prospectus the following documents:

    (a) The Corporation's Annual Report on Form 10-K (file number 1-5920) for the year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act;

    (b) The Corporation's Quarterly Report on Form 10-Q (file number 1-5920) for the quarters ended March 31 and June 30, 1996, filed pursuant to
  Section 13 of the Exchange Act; and

    (c) The Corporation's Current Reports on Form 8-K (file number 1-5920) dated March 19, April 15, April 25, May 3, May 22, June 18, July 18, July 22, July 26, August 1, October 3, October 17 and October 22, 1996.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person who receives a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Written requests should be mailed to the Office of the Secretary, Bankers Trust New York Corporation, 130 Liberty Street, New York, New York, 10006. Telephone requests may be directed to (212) 250-2201.

                      BANKERS TRUST NEW YORK CORPORATION

GENERAL

  Bankers Trust New York Corporation (the "Corporation") is a bank holding company, incorporated under the laws of the State of New York in 1965. At September 30, 1996, the Corporation had consolidated total assets of $120.8 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                                  NINE MONTHS
                                                                     ENDED
                                        YEAR ENDED DECEMBER 31,  SEPTEMBER 30,
                                        ------------------------ -------------
                                        1991 1992 1993 1994 1995  1995   1996
                                        ---- ---- ---- ---- ---- ------ ------
     Excluding Interest on Deposits.... 1.40 1.44 1.71 1.28 1.05   1.02   1.21
     Including Interest on Deposits.... 1.22 1.28 1.48 1.21 1.03   1.02   1.16

  For purposes of computing these consolidated ratios, earnings represent income (loss) before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                                  NINE MONTHS
                                                                     ENDED
                                        YEAR ENDED DECEMBER 31,  SEPTEMBER 30,
                                        ------------------------ -------------
                                        1991 1992 1993 1994 1995  1995   1996
                                        ---- ---- ---- ---- ---- ------ ------
     Excluding Interest on Deposits.... 1.37 1.41 1.69 1.27 1.03   1.00   1.19
     Including Interest on Deposits.... 1.21 1.26 1.47 1.20 1.02   1.00   1.14

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest. Fixed charges are then combined with preferred stock dividend requirements, adjusted to a pretax basis, on the outstanding preferred stock.

                                  THE TRUSTS

  Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Corporation, as depositor and sponsor for such trust (the "Sponsor"), and the initial trustee of such trust dated as of October 28, 1996 and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 29, 1996. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration") in substantially in the form of the Amended and Restated Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Trusts exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Corporation will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of each Trust.

  Each Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each Trust's business and affairs will be conducted by the trustees of such Trust (the "Trustees") appointed by the Corporation as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of the Trusts. The duties and obligations of the Trustees will be governed by the Declaration of such Trust. Each Trust will have two Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with the Corporation. In addition, one Trustee of each Trust will be a financial institution that is not affiliated with the Corporation and that has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement (the "Institutional Trustee"). Furthermore, unless the Institutional Trustee maintains its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of each Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Corporation will pay all fees and expenses related to the Trusts and the offering of the Trust Securities.

  The office of the Institutional Trustee and Delaware Trustee for each of the Trusts is Wilmington Trust Company. The address for each Trust is c/o the Corporation, the Sponsor of the Trusts, at the Corporation's corporate headquarters located at 130 Liberty Street, New York, New York 10006, telephone (212) 250-2500.

                                USE OF PROCEEDS

  The proceeds from the sale of any Preferred Securities offered hereby will be invested by the applicable Trust in Junior Subordinated Debt Securities. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will use the net proceeds from the sale of the Junior Subordinated Debt Securities to the Trusts for general corporate purposes, which may include investments in, or extensions of credit to, the Corporation's subsidiaries and the repurchase and/or redemption of preferred stock of the Corporation. Except as described in the applicable Prospectus Supplement, specific allocations of the proceeds to such purposes have not been made, although management will have determined at the date of the applicable Prospectus Supplement that funds should be borrowed at that time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds.

              DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities.

  The Junior Subordinated Debt Securities may be issued, from time to time, in
one or more series, under an Indenture, dated as of      , 1996 (the
"Indenture"), between the Corporation and Wilmington Trust Company, as trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

  The following summary of certain provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. All article and section references appearing herein are to articles and sections of the Indenture, unless otherwise indicated, and capitalized terms that are not otherwise defined in this Prospectus are used with the meanings specified in the Indenture.

  General. The Junior Subordinated Debt Securities will be direct, unsecured obligations of the Corporation. The Indenture does not limit the amount of Junior Subordinated Debt Securities that may be issued thereunder, and provides that Junior Subordinated Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Board of Directors of the Corporation. (Section 3.1)

  Reference is made to the Prospectus Supplement that accompanies this Prospectus for the following terms and other information with respect to the Junior Subordinated Debt Securities being offered thereby: (i) the designation, priority, aggregate principal amount and authorized denominations; (ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature and any provisions for extending or shortening such date; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period, and the maximum duration of such extensions; (vii) the place or places where payments on such Junior Subordinated Debt Securities will be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Junior Subordinated Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder;
(xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances the Corporation will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or (xiii) other specific terms.

  Unless otherwise specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be issued in fully registered form without coupons, will be exchangeable for other Junior Subordinated Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations, and will be transferable at any time or from time to time at the Corporate Trust Office of the Indenture Trustee or at any other office or agency of the Corporation maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto.

  Unless otherwise described in the Prospectus Supplement accompanying this Prospectus, there are no covenants or provisions contained in the Indenture that afford the Holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Corporation.

  Consolidation, Merger and Sale of Assets. The Indenture provides that the Corporation will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Junior Subordinated Debt Securities issued thereunder and the performance of every other covenant of the Indenture on the part of the Corporation and (b) immediately thereafter no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation will succeed to and be substituted for the Corporation under the Indenture and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Junior Subordinated Debt Securities. (Article Eight)

  Events of Default. The Indenture provides that the following are Events of Default thereunder with respect to any series of the Junior Subordinated Debt
Securities: (a) default in the payment of the principal of (or premium, if any, on) any Junior Subordinated Debt Security of such series at its maturity;
(b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Junior Subordinated Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities of such series contained in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Corporation; (f) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued; and (g) if Junior Subordinated Debt Securities of a series are issued and sold to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust, such Trust has voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with
(i) the distribution of Junior Subordinated Debt Securities to holders of Trust Securities in liquidation or redemption of their interests in such Trust upon a Special Event, (ii) the redemption of all of the outstanding Trust Securities of such Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust. (Section 5.1) The Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default with respect thereto (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Section 6.2)

  If an Event of Default with respect to any series of the Junior Subordinated Debt Securities has occurred and is continuing, the Indenture Trustee or the Holders of 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series may declare the principal of all the Junior Subordinated Debt Securities to be due and payable immediately. (Section 5.2)

  The Indenture contains a provision entitling the Indenture Trustee to be indemnified by the Holders before proceeding to exercise any right or power under the Indenture at the request of any of the Holders. (Section 6.3) The Indenture provides that the Holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, with respect to the Junior Subordinated Debt Securities of such series. (Section 5.12) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Indenture Trustee, but the Holder has an absolute right to receipt of principal, premium, if any, and interest on the Junior Subordinated Debt Securities at the Stated Maturity (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (Sections 5.7 and 5.8)

  The Holders of not less than a majority in principal amount of the Outstanding Junior Subordinated Debt Securities of any series may on behalf of the Holders of all the Junior Subordinated Debt Securities of such series waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest on any Junior Subordinated Debt Security and
(b) a default in respect of a covenant or provision of the Indenture that cannot be amended or modified without the consent of the Holder of each affected Junior Subordinated Debt Security; provided, however, that if the Junior Subordinated Debt Securities are held by a Trust or a trustee of such trust, any such waiver or modification to such waiver will not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Trust have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such waiver will not be effective until each holder of the Trust Securities of the applicable Trust has consented to such waiver. (Section 5.13)

  The Indenture requires the Corporation to furnish to the Indenture Trustee an annual statement as to defaults, if any, by the Corporation under the Indenture. (Section 10.4)

  Modifications and Amendments. Modifications and amendments to the Indenture may be made by the Corporation and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Junior Subordinated Debt Securities at the time outstanding of each series which is affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Junior Subordinated Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest or modify the subordination provisions in a manner adverse to the Holders; or
(ii) reduce the percentage of Holders of Junior Subordinated Debt Securities necessary to modify or amend the Indenture or waive compliance by the Corporation with any covenant or past default or (iii) remove or impair the rights of any holder to bring a Direct Action under certain circumstances, provided, further, that if the Junior Subordinated Debt Securities of such series are held by a Trust or a trustee of such Trust, such supplemental indenture will not be effective until the holders of a majority in liquidation amount of Trust Securities of the applicable Trust have consented to such supplemental indenture; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such supplemental indenture will not be effective until each holder of the Trust Securities of the applicable Trust has consented to such supplemental indenture. (Section 9.2)

  Discharge and Defeasance. The Corporation may discharge all of its obligations (except those set forth below) to holders of any series of Junior Subordinated Debt Securities issued under the Indenture, which Junior Subordinated Debt Securities have not already been delivered to the Indenture Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year), by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series and to make any mandatory sinking fund payments thereon when due. (Section 4.1)

  If so specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of a series, the Corporation, at its option, (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of such series (except for certain obligations to pay all expenses of the applicable Trust, to register the transfer or exchange of Junior Subordinated Debt Securities of such series, to replace mutilated, defaced, destroyed, lost or stolen Junior Subordinated Debt Securities of such series, and to maintain Paying Agents and hold monies for payment in trust), or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clause (f) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Corporation deposits with the Indenture Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Junior Subordinated Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Corporation) in accordance with the terms of such Junior Subordinated Debt Securities. Such a trust may only be established, if, among other things, the Corporation has delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Junior Subordinated Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4) If the Corporation omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Junior Subordinated Debt Securities of any series as described under clause (ii) above and the Junior Subordinated Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Indenture Trustee may be insufficient to pay amounts due on the Junior Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Corporation will remain liable in respect of such payments.

  Concerning the Indenture Trustee. The Indenture Trustee has [list relationships between the Corporation and the Indenture Trustee]. The Corporation and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Indenture Trustee in the ordinary course of business.

  Global Securities. The Indenture provides that the registered Junior Subordinated Debt Securities of a series may be issued in the form of one or more fully registered Global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. (Section 3.1) In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Junior Subordinated Debt Securities to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Junior Subordinated Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such Junior Subordinated Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Junior Subordinated Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Junior Subordinated Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Corporation understands that under existing industry practices, if the Corporation requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Principal, premium, if any, and interest payments on Junior Subordinated Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Corporation, the Indenture Trustee or any other agent of the Corporation or agent of the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Corporation within 90 days, the Corporation will issue such Junior Subordinated Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Corporation may at any time and in its sole discretion determine not to have any of the Junior Subordinated Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Junior Subordinated Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Junior Subordinated Debt Securities. Any Junior Subordinated Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

  The Junior Subordinated Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and Cedel Bank, societe anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

  Ranking of Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain indebtedness of the Corporation to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

  Certain Provisions Applicable to the Trusts. If Junior Subordinated Debt Securities of a series are issued and sold to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a Trust, or a trustee of such Trust, in connection with the issuance of Trust Securities by such Trust. If Junior Subordinated Debt Securities are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust and
(i) there has occurred and is continuing an Event of Default, (ii) the Corporation is in default with respect to its payment of any obligations under the related Guarantee, or (iii) the Corporation has given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then
(a) the Corporation may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), and (b) the Corporation may not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem any debt securities issued by the Corporation which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Corporation where the dividend stock is the same stock as that on which the dividend is being paid or is pari passu with or junior to such stock.

  If Junior Subordinated Debt Securities are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities of such Trust, for so long as such Trust Securities remain outstanding, the Corporation will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate such Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable Trust, (iii) to timely perform its duties as Sponsor of the applicable Trust and (iv) to use its reasonable efforts to cause such Trust
(a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

                      DESCRIPTION OF PREFERRED SECURITIES

  The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities. The description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of Declarations, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating to such series. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Trust,
(iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Preferred Securities issued by such Trust will be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Trust will be cumulative, (v) the amount or amounts that will be paid out of the assets of such Trust to the holders of Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (vi) the right or obligation, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Trust may be purchased or redeemed, in whole or in part, pursuant to such right or obligation, (vii) the voting rights, if any, of Preferred Securities issued by such Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified action or amendments to the Declaration of such Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust consistent with the Declaration of such Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Corporation to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any series of Preferred Securities will be described in the Prospectus Supplement relating to such series.

  In connection with the issuance of a series of Preferred Securities, each Trust will issue one series of Common Securities. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by such Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with such Preferred Securities except that, upon an Event of Default under the Declaration of such Trust, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities of a Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such Trust. All of the Common Securities of a Trust will be directly or indirectly owned by the Corporation.

  The Institutional Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the indenture pursuant to which the Junior Subordinated Debt

Securities are issued. In addition, the Institutional Trustee will maintain exclusive control of a segregated non- interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The holder of all the Common Securities will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. The Corporation will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

  If an Event of Default with respect to a Declaration of any Trust occurs and is continuing, then the holders of Preferred Securities of such Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities constituting the property of such Trust against the Corporation. The holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of such Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any Trust has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Corporation to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of such Preferred Securities to receive payment under such Declaration to the extent of any payment made by the Corporation to such holder of such Preferred Securities in such Direct Action. Consequently, the Corporation will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from a Trust. The holders of Preferred Securities of a Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

                           DESCRIPTION OF GUARANTEES

  Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Corporation for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of a Trust.

GENERAL

  Pursuant to and to the extent set forth in each Guarantee, the Corporation will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities issued by a Trust (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Trust has funds available therefor, and (ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent such Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment or (b) the amount of assets of such Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Trust. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of Preferred Securities or by causing such Trust to pay such amounts to such holders.

  Each Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities issued by a Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of such Trust, except to the extent such Trust shall have funds available therefor. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities purchased by a Trust, such Trust will not pay distributions on the Preferred Securities issued by such Trust and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration of any Trust, including its obligations to pay costs, expenses, debts and liabilities of such Trust (other than with respect to Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on the Preferred Securities issued by such Trust.

CERTAIN COVENANTS OF THE CORPORATION

  In each Guarantee, the Corporation will covenant that, so long as any Preferred Securities issued by a Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration of such Trust, then (a) the Corporation will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock, (iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto) and (b) the Corporation shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Corporation that rank pari passu with or junior to such Junior Subordinated Debt Securities. Each Guarantee, however, will except from the foregoing any stock dividends paid by the Corporation where the dividend stock is the same stock as that on which the dividend is being paid or is pari passu with or junior to such stock.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding related Preferred Securities issued by the related Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in the applicable Prospectus Supplement. All guarantees and agreements contained in a Guarantee will bind the successors, assignees, receivers, trustees and representatives of the Corporation and will inure to the benefit of the holders of the related Preferred Securities of the applicable Trust then outstanding.

EVENTS OF DEFAULT

  An Event of Default under a Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under a Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Corporation to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Corporation to enforce such holder's right to receive payment under such Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Trust that issued such Preferred Securities or any other person or entity.

  The Corporation will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Corporation of certain of its obligations under each of the Guarantees and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate as to the Preferred Securities issued by a Trust upon full payment of the Redemption Price of all Preferred Securities of such Trust, upon distribution of the Junior Subordinated Debt Securities held by such Trust to the holders of the Preferred Securities of such Trust or upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related Preferred Securities issued by a Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank (i) subordinate and junior in right of payment to all other liabilities of the Corporation, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any subsidiary of the Corporation and (iii) senior to the Corporation's common stock. The terms of the Preferred Securities provide that each holder of

Preferred Securities issued by a Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

  Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

  The Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

                             PLAN OF DISTRIBUTION

  Any Trust may sell Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. Any such underwriters, dealers or agents may include BT Securities Corporation ("BT Securities"), an affiliate of the Corporation. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to the Corporation or a Trust, as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  If dealers are utilized in the sale of Offered Securities, the Corporation or the applicable Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Any series of Preferred Securities may be sold from time to time either directly by a Trust or by its designated agents. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Corporation or the applicable Trust to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  The Preferred Securities may be sold directly by a Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Corporation or the applicable Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the

Corporation or such Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (the "Contracts") providing for payment and delivery on a specified date or dates in the future. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Offered Securities are being sold to underwriters, the Corporation shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts.

  BT Securities, which is a member of the National Association of Securities Dealers, Inc. (the "NASD"), a subsidiary of the Corporation and an affiliate of the Trusts, may participate in the distributions of the Offered Securities. The offer and sale of the Offered Securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

  Any market making activities of BT Securities with respect to the Offered Securities will be conducted in compliance with the requirements of Schedule
E. Following the initial distribution of any Offered Securities, BT Securities and other affiliates of the Corporation may offer and sell such Offered Securities in the course of their business as broker-dealers. BT Securities and such other affiliates may act as principals or agents in such transactions. This Prospectus may be used by BT Securities and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices relating to prevailing market prices at the time of sale or otherwise. Neither BT Securities nor such other affiliates are obligated to make a market in any of the Offered Securities and may discontinue any market-making activities at any time without notice.

  Agents, dealers and underwriters may be entitled, under agreements with the Corporation or a Trust, to indemnification by the Corporation or the applicable Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Corporation or a Trust in the ordinary course of business.

  Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debt Securities will be passed upon for the Corporation and the Trusts by Sullivan & Cromwell, New York, New York, counsel to the Corporation, and for the Trusts by Richards, Layton & Finger, special Delaware counsel to the Trusts. The validity of the Guarantees and the Junior Subordinated Debt Securities will be passed upon for any Underwriters by White & Case, New York, New York. Sullivan & Cromwell and White & Case will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. White & Case performs services for the Corporation and its subsidiaries from time to time.

                                    EXPERTS

  The consolidated financial statements of the Corporation for the year ended December 31, 1995, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated by reference into this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BANKERS TRUST NEW YORK CORPORATION, BT PREFERRED CAPITAL TRUST I OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BANKERS TRUST NEW YORK CORPORATION OR BT PREFERRED CAPITAL TRUST I SINCE THE DATE HEREOF.

                                ---------------
                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                          PROSPECTUS SUPPLEMENT
Summary..................................................................  S-4
Risk Factors.............................................................  S-9
Bankers Trust New York Corporation....................................... S-13
Selected Financial Data and Other Information............................ S-15
Use of Proceeds.......................................................... S-16
Accounting Treatment..................................................... S-16
Capitalization........................................................... S-17
Description of Preferred Securities...................................... S-18
Description of Junior Subordinated Debt Securities....................... S-29
Description of Guarantee................................................. S-35
Effect of Obligations Under the Junior Subordinated Debt Securities and
 the
 Guarantee............................................................... S-38
United States Federal Income Taxation.................................... S-39
Underwriting............................................................. S-43
Validity of Securities................................................... S-44
                               PROSPECTUS
Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    4
Bankers Trust New York Corporation.......................................    5
The Trusts...............................................................    6
Use of Proceeds..........................................................    7
Description of Junior Subordinated Debt
 Securities..............................................................    8
Description of Preferred Securities......................................   14
Description of Guarantees................................................   15
Plan of Distribution.....................................................   18
Validity of Securities...................................................   19
Experts..................................................................   19


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                                    ,000,000

                           TRUST PREFERRED SECURITIES

                          BT PREFERRED CAPITAL TRUST I

                          % TRUST PREFERRED SECURITIES

                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                      BANKERS TRUST NEW YORK CORPORATION
[LOGO]

                                    -------

                             PROSPECTUS SUPPLEMENT

                                         , 1996

                             (INCLUDING PROSPECTUS
                             DATED         , 1996)

                                    -------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     Filing fee for registration statement........................... $151,516
     Legal fees and expenses.........................................         *
     Accounting fees and expenses....................................         *
     Blue sky fees and expenses......................................         *
     Printing and engraving fees.....................................         *
     Trustees' fees and expenses.....................................         *
     Listing fees and expenses.......................................         *
     Rating agency fees..............................................         *
     NASD Fees.......................................................         *
     Miscellaneous...................................................         *
                                                                      --------
         Total....................................................... $       *
                                                                      ========

--------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article V of the By-Laws of Bankers Trust New York Corporation provides as follows:

  Section 5.01 The corporation shall, to the fullest extent permitted by
Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  Section 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

  Section 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  Section 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply
(i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

  Section 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

  Section 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

  Section 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

  Section 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Section 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

  With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

  In addition, a Directors and Officer Liability and Corporation Reimbursement Policy is maintained covering the Corporation and its directors and officers for amounts, subject to policy limits, that the Corporation might be required to pay by way of indemnification to its directors or officers under its By-Laws or otherwise and for the protection of individual directors and officers from loss for which they might not be indemnified by the Corporation.

  Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto for a description of certain indemnity arrangements.

  Under the Amended and Restated Trust Agreements (Exhibits 4.10, 4.11, 4.12 and 4.13 to this Registration Statement), Bankers Trust New York Corporation will agree to indemnify each of the Trustees of the Trusts and any predecessor Trustees, and to hold such Trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of such Trust Agreements, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreements.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
  *1.1   --Form of Underwriting Agreement.
  *4.1   --Form of Indenture for Junior Subordinated Debt Securities between
          Bankers Trust New York Corporation and Wilmington Trust Company, as
          Indenture Trustee.
   4.2   --Certificate of Trust of BT Preferred Capital Trust I.
   4.3   --Declaration of Trust of BT Preferred Capital Trust I.
   4.4   --Certificate of Trust of BT Preferred Capital Trust II.
   4.5   --Declaration of Trust of BT Preferred Capital Trust II.
   4.6   --Certificate of Trust of BT Preferred Capital Trust III.
   4.7   --Declaration of Trust of BT Preferred Capital Trust III.
   4.8   --Certificate of Trust of BT Preferred Capital Trust IV.
   4.9   --Declaration of Trust of BT Preferred Capital Trust IV.
  *4.10  --Form of Amended and Restated Declaration of Trust of BT Preferred
          Capital Trust I.
  *4.11  --Form of Amended and Restated Declaration of Trust of BT Preferred
          Capital Trust II.
  *4.12  --Form of Amended and Restated Declaration of Trust of BT Preferred
          Capital Trust III.
  *4.13  --Form of Amended and Restated Declaration of Trust of BT Preferred
          Capital Trust IV.
  *4.14  --Form of Preferred Security Certificate for BT Preferred Capital
          Trust I (included as Exhibit D of Exhibit 4.10).
  *4.15  --Form of Preferred Security Certificate for BT Preferred Capital
          Trust II (included as Exhibit D of Exhibit 4.11).
  *4.16  --Form of Preferred Security Certificate for BT Preferred Capital
          Trust III (included as Exhibit D of Exhibit 4.12).
  *4.17  --Form of Preferred Security Certificate for BT Preferred Capital
          Trust IV (included as Exhibit D of Exhibit 4.13).
  *4.18  --Form of Guarantee Agreement for BT Preferred Capital Trust I.
  *4.19  --Form of Guarantee Agreement for BT Preferred Capital Trust II.

 EXHIBIT
 NUMBER                                       DESCRIPTION
 -------                                      -----------
  *4.20   --Form of Guarantee Agreement of BT Preferred Capital Trust III.
  *4.21   --Form of Guarantee Agreement of BT Preferred Capital Trust IV.
  *5.1    --Opinion of Sullivan & Cromwell as to the legality of the Junior Subordinated Debt
           Securities and the Guarantees to be issued by Bankers Trust New York Corporation.
  *5.2    --Opinion of Richards, Layton & Finger as to the legality of the Preferred
           Securities to be issued by BT Preferred Capital Trust I, BT Preferred Capital
           Trust II, BT Preferred Capital Trust III and BT Preferred Capital Trust IV.
  *8.1    --Opinion of Sullivan & Cromwell as to certain federal income tax matters.
 *12.1    --Computation of Consolidated Ratios of Earnings to Fixed Charges.
 *12.2    --Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and
           Preferred Stock Dividend Requirements.
  23.1    --Consent of Independent Auditors.
 *23.2    --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
 *23.3    --Consent of Richards, Layton & Finger (contained in the opinion filed as Exhibit
           5.2 to this Registration Statement).
 *23.4    --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 8.1 to this Registration Statement).
  24.1    --Powers of Attorney.
 *25.1    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the indenture relating to the
           Junior Subordinated Debt Securities.
 *25.2    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the Amended and Restated
           Declaration of Trust of BT Preferred Capital Trust I.
 *25.3    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the Amended and Restated
           Declaration of Trust of BT Preferred Capital Trust II.
 *25.4    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the Amended and Restated
           Declaration of Trust of BT Preferred Capital Trust III.
 *25.5    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the Amended and Restated
           Declaration of Trust of BT Preferred Capital Trust IV.
 *25.6    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust I.
 *25.7    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust II.
 *25.8    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust III.
 *25.9    --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust IV.

--------
 * To be filed by amendment.
** Incorporated by reference.

ITEM 17. UNDERTAKINGS.

  Each of the undersigned registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports file by a registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Each of the undersigned registrants hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the undersigned registrants hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 29TH DAY OF OCTOBER, 1996.

                                          Bankers Trust New York Corporation

                                                   /s/ Duncan P. Hennes
                                          By: _________________________________
                                              (DUNCAN P. HENNES) SENIOR VICE
                                                         PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

              SIGNATURE                         TITLE                DATE

          Frank N. Newman*              Chairman of the          October 29,
-------------------------------------    Board, Chief                1996
          (FRANK N. NEWMAN)              Executive Officer
                                         and Director
                                         (Principal
                                         Executive Officer)

         Richard H. Daniel*             Executive Vice           October 29,
-------------------------------------    President and Chief         1996
         (RICHARD H. DANIEL)             Financial Officer
                                         and Controller
                                         (Principal
                                         Financial Officer)

        Geoffrey M. Fletcher*           Senior Vice              October 29,
-------------------------------------    President                   1996
       (GEOFFREY M. FLETCHER)            (Principal
                                         Accounting Officer)

         George B. Beitzel*             Director                 October 29,
-------------------------------------                                1996
         (GEORGE B. BEITZEL)

        Philip A. Griffiths*            Director                 October 29,
-------------------------------------                                1996
        (PHILIP A. GRIFFITHS)

         William R. Howell*             Director                 October 29,
-------------------------------------                                1996
         (WILLIAM R. HOWELL)

          Jon M. Huntsman*              Director                 October 29,
-------------------------------------                                1996
          (JON M. HUNTSMAN)

              SIGNATURE                         TITLE                DATE

                                        Director                 October 29,
-------------------------------------                                1996
       (VERNON E. JORDAN, JR.)

           Hamish Maxwell*              Director                 October 29,
-------------------------------------                                1996
          (HAMISH MAXWELL)

         N.J. Nicholas Jr.*             Director                 October 29,
-------------------------------------                                1996
         (N.J. NICHOLAS JR.)

         Russell E. Palmer*             Director                 October 29,
-------------------------------------                                1996
         (RUSSELL E. PALMER)

                                        Director                 October 29,
-------------------------------------                                1996
         (DONALD L. STAHELI)

        Patricia C. Stewart*            Director                 October 29,
-------------------------------------                                1996
        (PATRICIA C. STEWART)

          George J. Vojta*              Director                 October 29,
-------------------------------------                                1996
          (GEORGE J. VOJTA)

          Paul A. Volcker*              Director                 October 29,
-------------------------------------                                1996
          (PAUL A. VOLCKER)

        /s/ Duncan P. Hennes
*By _________________________________
(DUNCAN P. HENNES, ATTORNEY-IN-FACT)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BT PREFERRED CAPITAL TRUST I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 29TH DAY OF OCTOBER, 1996.

                                          BT Preferred Capital Trust I

                                          By: Bankers Trust New York
                                           Corporation
                                               as Depositor

                                                   /s/ Duncan P. Hennes
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BT PREFERRED CAPITAL TRUST II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 29TH DAY OF OCTOBER, 1996.

                                          BT Preferred Capital Trust II

                                          By: Bankers Trust New York
                                           Corporation
                                               as Depositor

                                                   /s/ Duncan P. Hennes
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BT PREFERRED CAPITAL TRUST III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 29TH DAY OF OCTOBER, 1996.

                                          BT Preferred Capital Trust III

                                          By: Bankers Trust New York
                                          Corporation,
                                               as Depositor

                                                   /s/ Duncan P. Hennes
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BT PREFERRED CAPITAL TRUST IV CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 29TH DAY OF OCTOBER, 1996.

                                          BT Preferred Capital Trust IV

                                          By: Bankers Trust New York
                                          Corporation,
                                               as Depositor

                                                   /s/ Duncan P. Hennes
                                          By: _________________________________

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                           DESCRIPTION                            PAGE
 -------                          -----------                            ----
  *1.1   --Form of Underwriting Agreement.
  *4.1   --Form of Indenture for Junior Subordinated Debt Securities
          between Bankers Trust New York Corporation and Wilmington
          Trust Company, as Indenture Trustee.
   4.2   --Certificate of Trust of BT Preferred Capital Trust I.
   4.3   --Declaration of Trust of BT Preferred Capital Trust I.
   4.4   --Certificate of Trust of BT Preferred Capital Trust II.
   4.5   --Declaration of Trust of BT Preferred Capital Trust II.
   4.6   --Certificate of Trust of BT Preferred Capital Trust III.
   4.7   --Declaration of Trust of BT Preferred Capital Trust III.
   4.8   --Certificate of Trust of BT Preferred Capital Trust IV.
   4.9   --Declaration of Trust of BT Preferred Capital Trust IV.
  *4.10  --Form of Amended and Restated Declaration of Trust of BT
           Preferred Capital Trust I.
  *4.11  --Form of Amended and Restated Declaration of Trust of BT
           Preferred Capital Trust II.
  *4.12  --Form of Amended and Restated Declaration of Trust of BT
           Preferred Capital Trust III.
  *4.13  --Form of Amended and Restated Declaration of Trust of BT
           Preferred Capital Trust IV.
  *4.14  --Form of Preferred Security Certificate for BT Preferred
           Capital Trust I (included as Exhibit D of Exhibit 4.10).
  *4.15  --Form of Preferred Security Certificate for BT Preferred
           Capital Trust II (included as Exhibit D of Exhibit 4.11).
  *4.16  --Form of Preferred Security Certificate for BT Preferred
           Capital Trust III (included as Exhibit D of Exhibit 4.12).
  *4.17  --Form of Preferred Security Certificate for BT Preferred
           Capital Trust IV (included as Exhibit D of Exhibit 4.13).
  *4.18  --Form of Guarantee Agreement for BT Preferred Capital Trust I.
  *4.19  --Form of Guarantee Agreement for BT Preferred Capital Trust II.
  *4.20  --Form of Guarantee Agreement of BT Preferred Capital Trust III.
  *4.21  --Form of Guarantee Agreement of BT Preferred Capital Trust IV.
  *5.1   --Opinion of Sullivan & Cromwell, as to the legality of the
           Junior Subordinated Debt Securities and the Guarantees to be
           issued by Bankers Trust New York Corporation.
  *5.2   --Opinion of Richards, Layton & Finger as to the legality of the Preferred Securities to be issued by BT Preferred
           Capital Trust I, BT Preferred Capital Trust II, BT Preferred
           Capital Trust III and BT Preferred Capital Trust IV.
  *8.1   --Opinion of Sullivan & Cromwell as to certain federal income tax matters.
 *12.1   --Computation of Consolidated Ratios of Earnings to Fixed
           Charges.
 *12.2   --Computation of Consolidated Ratios of Earnings to Combined
           Fixed Charges and Preferred Stock Dividend Requirements.
  23.1   --Consent of Independent Auditors.

 *23.2 --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
 *23.3 --Consent of Richards, Layton & Finger (contained in the opinion filed as Exhibit 5.2 to this Registration Statement).
 *23.4 --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 8.1 to this Registration Statement).
  24.1 --Powers of Attorney.
 *25.1 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the indenture relating to the Junior Subordinated Debt Securities.
 *25.2 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of BT Preferred
         Capital Trust I.
 *25.3 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of BT Preferred
         Capital Trust II.
 *25.4 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of BT Preferred
         Capital Trust III.
 *25.5 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of BT Preferred
         Capital Trust IV.
 *25.6 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust I.
 *25.7 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust II.
 *25.8 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust III.
 *25.9 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust IV.

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 * To be filed by amendment.
** Incorporated by reference.